Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman Smagley and Margee Elias, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, the Registration Statement on Form S-8 to be filed with respect to the registration of up to 12,741,312 shares of Common Stock, par value $0.0001 per share of Gogo Inc., issuable under the Aircell Holdings Inc. Stock Option Plan, Gogo Inc. 2013 Omnibus Incentive Plan and Gogo Inc. Employee Stock Purchase Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael J. Small	President and Chief Executive Officer and	June 25, 2013
Michael J. Small	Director (Principal Executive Officer)

/s/ Thomas E. McShane	Vice President, Controller and Chief	June 25, 2013
Thomas E. McShane	Accounting Officer (Principal Accounting
Officer)

/s/ Norman Smagley	Executive Vice President and Chief	June 25, 2013
Norman Smagley	Financial Officer (Principal Financial
Officer)

/s/ Ronald T. LeMay	Executive Chairman; Chairman of the Board	June 13, 2013
Ronald T. LeMay

/s/ Robert L. Crandall	Director	June 13, 2013
Robert L. Crandall

/s/ Lawrence N. Lavine	Director	June 18, 2013
Lawrence N. Lavine

/s/ Christopher Minnetian	Director	June 24, 2013
Christopher Minnetian

/s/ Robert H. Mundheim	Director	June 12, 2013
Robert H. Mundheim

/s/ Oakleigh Thorne	Director	June 24, 2013
Oakleigh Thorne

/s/ Charles C. Townsend	Director	June 18, 2013
Charles C. Townsend

/s/ Harris N. Williams	Director	June 18, 2013
Harris N. Williams